[NORTHWESTERN LOGO]                                                 News Release
                                                                       NYSE: NOR

Contacts:

Investors/Media:

Roger Schrum
605-978-2848
roger.schrum@northwestern.com


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            NORTHWESTERN CORPORATION CHIEF FINANCIAL OFFICER RESIGNS
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SIOUX FALLS, S.D. - August 15, 2003 - NorthWestern Corporation (NYSE:NOR) today reported that Kipp D. Orme, vice president and chief financial officer, has resigned to pursue other interests.

According to Gary G. Drook, NorthWestern's Chief Executive Officer, the Company is conducting an external search to fill the vacated CFO position and expects that process to be completed in the near future. In the interim, the Company's Finance Department leadership will report directly to Mr. Drook.

About NorthWestern

NorthWestern Corporation is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving more than 598,000 customers in Montana, South Dakota and Nebraska. NorthWestern also has investments in Expanets, Inc., a nationwide provider of networked communications and data services to small and mid-sized businesses, and Blue Dot Services Inc., a provider of heating, ventilation and air conditioning services to residential and commercial customers.

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